Exhibit 10.25
EXECUTION VERSION
SUMMIT HOTEL PROPERTIES, INC.
STOCK PURCHASE AGREEMENT
          STOCK PURCHASE AGREEMENT (this “Agreement”) made as of this 2nd day of December, 2010, by and among Summit Hotel Properties, Inc., a Maryland corporation (the “Company”), Summit Hotel OP, LP, a Delaware limited partnership (the “Operating Partnership”), and Six Continents Limited, a United Kingdom corporation (“Purchaser”).
          WHEREAS, the Company has filed a registration statement on Form S-11 (No. 333-168686) (as amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) in connection with a proposed initial public offering (the “IPO”) of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”); and
          WHEREAS, concurrent with the completion of the IPO, the Company desires to issue and sell to Purchaser, and Purchaser desires to purchase from the Company, upon the terms and conditions set forth in this Agreement, shares of Common Stock as provided in this Agreement.
          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the Company, the Operating Partnership and Purchaser agree as follows:
          1. Sale and Purchase of Common Shares.
               1.1. Agreement to Sell and Purchase. Subject to and concurrent with the completion of the IPO and subject to the terms and conditions of this Agreement, the Company hereby agrees to issue and sell to Purchaser, and Purchaser hereby agrees to purchase from the Company, at the Price Per Share (as defined below) such whole number of shares of Common Stock (the “Shares”) equivalent to the quotient of (a) $12,500,000 (the “Purchase Price”) divided by (b) the price per share of Common Stock to be sold in the IPO, less any underwriting discount (the “Price Per Share”); provided, that Purchaser shall not be obligated to purchase Shares in an amount exceeding 4.9% of the total number of shares of Common Stock to be sold by the Company in the IPO, excluding any shares of Common Stock sold by the Company pursuant to the underwriters’ over-allotment option, and shall be entitled to a reduction of the Purchase Price based on the number of Shares actually purchased by Purchaser hereunder.
               1.2. Closing. The closing of the purchase and sale of the Shares hereunder, including Purchaser’s payment for and delivery of the Shares, will take place at the offices of Hunton & Williams LLP, Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia 23219 concurrently with, and shall be subject to, completion of the IPO (the “Closing”).
               1.3. Payment and Delivery of the Shares. At the Closing, the Company shall deliver the Shares to the account of Purchaser, against the contemporaneous payment by Purchaser of the Purchase Price (or applicable portion thereof) in immediately available funds by wire transfer to a bank account designated by the Company to Purchaser in writing at least three business days prior to such Closing. Unless Purchaser requests in writing at least three business days prior to the Closing delivery of one or more physical stock certificates evidencing the

Shares and registered in the name of Purchaser, the entry of the Shares to be delivered pursuant to this Section 1.3 into the account of Purchaser on the books and records of the Company’s transfer agent and registrar in accordance with such transfer agent and registrar’s book entry procedures shall be deemed delivery of the Shares for purposes of this Agreement.
          2. Representations and Warranties of the Company and the Operating Partnership. In connection with the issuance and sale of the Shares, each of the Company and the Operating Partnership, jointly and severally, represents and warrants to Purchaser as of the date of this Agreement and as of the Closing the following:
               2.1. Organization, Good Standing, Power and Qualification. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has the corporate power and authority to own or lease and operate its property and conduct its business as described in the Registration Statement. The Company is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not (a) have a material adverse effect on the assets, business, condition (financial or otherwise), earnings, properties, management, results of operations or prospects of the Company, the Operating Partnership and their subsidiaries, taken as a whole, or (b) prevent or materially interfere with consummation of the transactions contemplated hereby or the formation transactions as described in the Registration Statement (the occurrence of any such effect, prevention, interference or result described in the foregoing clauses (a) or (b) being herein referred to as a “Material Adverse Effect”). The Operating Partnership has been duly organized and is validly existing as a limited partnership under the laws of the State of Delaware and has the partnership power and authority to own or lease its property and conduct its business as described in the Registration Statement. The Operating Partnership is duly qualified to transact business as a foreign limited partnership and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.
               2.2. Capitalization. As of the Closing, the authorized capitalization of the Company will be as set forth under the caption “Capitalization” in the Registration Statement.
               2.3. Authorization, Execution, Delivery and Enforceability. The Company has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The Operating Partnership has the partnership power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by the Company and the Operating Partnership. This Agreement constitutes the valid, binding and enforceable obligation of the Company and the Operating Partnership, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity and except as rights to indemnification and contribution may be limited by applicable law or policies underlying such law.

               2.4. Non-contravention; No Lien Creation. The issuance and sale by the Company of the Shares does not: (a) conflict with, or result in a default under, the Company’s Articles of Amendment and Restatement (the “Charter”) or Amended and Restated Bylaws, the Operating Partnership’s Certificate of Limited Partnership or First Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”), any material contract by which the Company’s, the Operating Partnership’s or any of their subsidiaries’ respective property is bound, or any federal or state laws or regulations or decree, ruling or judgment of any United States or state court applicable to the Company, the Operating Partnership or their respective property; or (b) result in the imposition of any claim, lien, pledge, deed of trust, option, charge, encumbrance or other restriction or limitation (each, a “Lien”), or any obligation to create any Lien, under any material contract by which the Company’s, the Operating Partnership’s or any of their subsidiaries’ respective property is bound.
               2.5. Valid Issuance of Shares. The issuance of the Shares has been duly authorized, and when issued and delivered against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive rights, rights of first refusal or similar rights. Upon payment of the Purchase Price (or the applicable portion thereof) and issuance and delivery of the Shares to be sold by the Company to Purchaser in accordance with this Agreement, Purchaser will have good title to such Shares free and clear of all Liens, other than transfer restrictions hereunder, under other agreements contemplated hereby and in the Company’s Charter.
               2.6. Governmental Consents and Filings. Assuming the accuracy of the representations and warranties of Purchaser in Section 3 of this Agreement, no consent, approval, authorization or order of, or registration, qualification or filing with, any federal, state or local governmental or regulatory commission, board, body, authority or agency is required to be obtained or made by the Company in connection with the execution, delivery and performance by the Company of this Agreement, or the consummation by the Company of the transactions contemplated hereby and thereby, except such as have been obtained or made or as may be required (and will be obtained or made) under the Securities Act and the rules and regulations promulgated by the Commission thereunder, state securities or blue sky laws, or as may be required by the New York Stock Exchange (the “Exchange”) and the Financial Industry Regulatory Authority.
               2.7. No Registration Required. Assuming the accuracy of the representations and warranties of Purchaser in Section 3 of this Agreement, it is not necessary in connection with the offer, sale and delivery of the Shares to Purchaser in the manner contemplated by this Agreement to register the Shares under the Securities Act.
               2.8. Integration. Neither the Company nor any affiliate of the Company (as defined in Rule 501(b) under the Securities Act) has, directly or indirectly, (a) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Shares in a manner that would require the registration of the Shares under the Securities Act or (b) except for the shares of Common Stock to be sold in the IPO, offered, solicited offers to buy or sold the Shares by any form of general solicitation or general advertising (as those terms are used in Rule 502(c) under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.
               2.9. Litigation. Except as set forth in the Registration Statement, the Company is not a party to any, and there are no pending, or to the knowledge of the Company, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against the Company, the Operating Partnership or any of their respective subsidiaries or to which any of their respective assets are subject relating to or challenging the validity or propriety of the transactions contemplated by this Agreement.
               2.10. Certain Tax Matters. The Company’s proposed method of operation will enable it to meet the requirements for taxation as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”) for its taxable year ending December 31st following the Closing and for its future taxable years. The consolidated subsidiaries of the Company that are partnerships or limited liability companies have been and will continue to be treated as partnerships or as “disregarded entities” for U.S. federal income tax purposes and not as corporations, associations taxable as corporations or as publicly traded partnerships that are taxable as corporations.
               2.11. No Commitment for Additional Financing. The Company acknowledges and agrees that Purchaser has not made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Shares as set forth herein and subject to the conditions set forth herein. Purchaser shall have the right, in it sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company (to the extent made available to Purchaser), and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.
               2.12. Representations and Warranties in Underwriting Agreement. The Company covenants and agrees with Purchaser that Purchaser may rely on the representations and warranties made by the Company and the Operating Partnership that shall be set forth in the underwriting agreement to be entered into between the Company and the representatives of the several underwriters of the IPO named therein (the “Underwriting Agreement”) as if such representations and warranties were made by the Company and the Operating Partnership to Purchaser and fully set forth herein.
          3. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Company and the Operating Partnership as of the date of this Agreement and as of the Closing the following:
               3.1. Accredited Investor Status. Purchaser is an “accredited investor” as that term is defined in Rule 501(a) under the Securities Act.
               3.2. Investment Intent. The Shares are being acquired for Purchaser’s own account, not as nominee or agent, only for investment purposes and not with a view to, or for resale in connection with, any distribution thereof not in compliance with the Securities Act and applicable state securities or blue sky laws, and Purchaser has no present intention of selling, granting any participating in or otherwise distributing the Shares.
               3.3. Organization and Corporate Power. Purchaser has been duly incorporated and is validly existing and in good standing under the laws of the United Kingdom and has all necessary power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.
               3.4. Authorization, Execution, Delivery and Enforceability. All corporate action necessary to be taken by Purchaser to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by Purchaser in connection with the transactions contemplated hereby has been duly and validly taken. This Agreement has been duly executed and delivered by Purchaser, and constitutes the valid, binding and enforceable obligation of Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.
               3.5. Non-contravention. The purchase by Purchaser of the Shares does not conflict with the organizational documents of Purchaser or with any material contract under which Purchaser or its property is bound, or any laws or regulations or decree, ruling or judgment of any court applicable to Purchaser or its property.
               3.6. Private Placement Acknowledgment. Purchaser understands and acknowledges that the offer and sale of the Shares pursuant to this Agreement will not be registered under the Securities Act on the grounds that such offer and sale are exempt from registration under the Securities Act pursuant to Section 4(2) thereof and exempt from registration pursuant to applicable state securities or blue sky laws, and that the Company’s reliance upon such exemptions is predicated on the accuracy of Purchaser’s representations and warranties as set forth in this Agreement, including the bona fide nature of Purchaser’s investment intent. Purchaser understands and acknowledges that the Shares will be characterized as “restricted securities” under the Securities Act and applicable state securities or blue sky laws and may not be offered, sold, pledged or otherwise transferred unless the Shares are subsequently registered under the Securities Act and qualified under applicable state securities or blue sky laws or unless an exemption from such registration and such qualification is available.
               3.7. Sophistication. Purchaser (a) is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks involved in purchasing the Shares and to make an informed decision relating thereto, (b) has the ability to bear the economic risk of Purchaser’s prospective investment in the Shares and (c) has not been offered the Shares by any form of advertisement, article, notice or other communication published in any newspaper, magazine, or similar medium, or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any such medium. Purchaser has been furnished with materials relating to the business, operations, financial condition, assets and liabilities of the Company and other matters relevant to Purchaser’s investment in the Shares, which have been requested by Purchaser. Purchaser has had adequate opportunity to ask questions of, and receive answers from, the officers, employees, agents, accountants and representatives of the

Company concerning the business, operations, financial condition, assets and liabilities of the Company and all other matters relevant to Purchaser’s investment in the Shares.
               3.8. Pre-existing Relationship. Purchaser has a substantive, pre-existing relationship with Summit Hotel Properties, LLC, which is the predecessor of the Company, and Purchaser was directly contacted by the Company or its agents outside the IPO effort. Purchaser was not identified or contacted through the marketing of the IPO and did not independently contact the Company as a result of the general solicitation by means of the Registration Statement.
               3.9. No Brokers. Purchaser has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated.
               3.10. Sufficient Funds. Purchaser will have available at the Closing sufficient funds to acquire the Shares to be purchased by Purchaser pursuant to this Agreement.
               4. Covenants of the Company and the Operating Partnership. Each of the Company and the Operating Partnership, jointly and severally, covenants and agrees with Purchaser that the Company and the Operating Partnership will comply in all material respects with their respective covenants contained in the Underwriting Agreement. The Company further covenants and agrees that it will use commercially reasonable efforts to:
               4.1. Timely file with the Exchange all documents and notices required by the Exchange of listed issuers with securities that are traded on the Exchange.
               4.2. Meet the requirements for qualification and taxation as a real estate investment trust under the Code for its taxable year ending December 31st following the Closing and for its future taxable years, unless the Company’s Board of Directors determines that it is no longer in the best interests of the Company to be so qualified.
               4.3. Promptly notify Purchaser if the Company has actual knowledge that it does not qualify for treatment as a “domestically controlled qualified investment entity” within the meaning of Section 897(h) of the Code.
          5. Public Announcements. Except as may be required by applicable law, no party hereto shall make any public announcements or otherwise communicate with any news media with respect to this Agreement or any of the transactions contemplated hereby, without prior consultation with the other parties as to the timing and contents of any such announcement or communications; provided, however, that nothing contained herein shall prevent any party from promptly making all filings with any governmental entity or disclosures with the stock exchange, if any, on which such party’s capital stock is listed, as may, in its judgment, be required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. If any party decides that it must make any such required filing it will advise the other parties prior to making such filing. Notwithstanding the foregoing, the parties hereto acknowledge that the transactions contemplated hereby have been or will be disclosed in the Registration Statement and that this Agreement will be filed as an exhibit to the Registration Statement.

          6. Conditions of Closing of Purchaser. The respective obligations of Purchaser to acquire the Shares from the Company at the Closing are subject to the fulfillment to Purchaser’s reasonable satisfaction on or prior to the Closing of each of the following conditions:
               6.1. Each representation and warranty made by the Company and the Operating Partnership in Section 2 above, including those incorporated by reference in Section 2.12 from the Underwriting Agreement, shall be true and correct as of the Closing as though made as of the Closing.
               6.2. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company and the Operating Partnership on or prior to the Closing shall have been performed or complied with by it in all respects.
               6.3. At the Closing, Purchaser shall have received: (a) the favorable opinion of Hunton & Williams LLP, counsel for the Company and the Operating Partnership, dated the date of the Closing, substantially in the form of Exhibit A attached hereto; (b) the favorable opinion of Hunton & Williams LLP, tax counsel for the Company and the Operating Partnership, substantially in the form of Exhibit B attached hereto; and (c) the favorable opinion of Venable LLP, Maryland counsel for the Company, dated the date of the Closing, substantially in the form of Exhibit C attached hereto.
               6.4. Simultaneously with the Closing, the Company shall have completed the IPO. The material terms of the IPO shall not have changed in any material respect from those described in the Registration Statement, other than changes approved by the Board of Directors of the Company.
          7. Legends. Each certificate, if any, representing the Shares shall be endorsed with the following legend or a substantially similar legend:
THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT.
At the request of Purchaser, the Company shall remove from each certificate evidencing the Shares, if any, the foregoing legend or instruct the Company’s transfer agent and registrar to remove any stop transfer instructions substantially similar to the foregoing legend if the Company is reasonably satisfied, based upon an opinion of counsel (unless such requirement is waived by the Company), that the Shares may be publicly sold without registration under the Securities Act, including in reliance on Rule 144(b)(1) under the Securities Act.
          8. Miscellaneous.
               8.1. Further Assurances. Each party hereto shall execute and deliver such instruments and take such other actions prior to or after each Closing as any other party may reasonably request in order to carry out the intent of this Agreement, including without limitation obtaining any required consents or approvals from third parties.
               8.2. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement or their obligations hereunder.
               8.3. Amendments. This Agreement may not be amended, modified or waived, in whole or in part, except by an agreement in writing signed by each of the parties hereto.
               8.4. Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.
               8.5. Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws (without regard to choice of law principles except as provided in Section 5-1401 of the New York General Obligations Law) of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.
               8.6. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, RELEASES AND RELINQUISHES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTIONS ARISING DIRECTLY OR INDIRECTLY AS A RESULT OR IN CONSEQUENCE OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATIONS, ANY CLAIM OR ACTION TO REMEDY ANY BREACH OR ALLEGED BREACH HEREOF, TO ENFORCE ANY TERM HEREOF, OR IN CONNECTION WITH ANY RIGHT, BENEFIT OR OBLIGATION ACCORDED OR IMPOSED BY THIS AGREEMENT.
               8.7. Third Party Beneficiaries. Except as described in the following sentence, this Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person. The parties hereto agree that the underwriters of the Company’s IPO shall be third party beneficiaries to the agreement made in Section 11 hereof and shall have the right, acting through the representative(s) of the underwriters, to enforce such agreement directly to the extent the underwriters, acting through the representative(s), deem such enforcement necessary or advisable.
               8.8. Severability. In case any provision of this Agreement shall be found by a court of law to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

               8.9. Survival. The representations and warranties of Section 2 hereof shall survive for a period of three years from and including the date of the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of Purchaser.
               8.10. Remedies and Waivers. No delay or omission on the part of any party to this Agreement in exercising any right, power or remedy provided by law or under this Agreement shall (a) impair such right power or remedy or (b) operate as a waiver thereof. The single or partial exercise of any right, power or remedy provided by law or under this Agreement shall not preclude any other or further exercise of any other right, power or remedy. The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, power and remedies provided by law.
               8.11. Entire Agreement. This Agreement and the other documents delivered pursuant hereto, including the Exhibits, constitute the full and entire understanding and agreement among the parties with regard to the subject matter hereof and thereof and they supersede, merge, and render void every other prior written and/or oral understanding or agreement among or between the parties hereto.
               8.12. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally (by courier or otherwise), telegraphed, telexed, emailed, sent by facsimile transmission or sent by certified or registered mail, postage prepaid and return receipt requested, or by express mail. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed, emailed or sent by facsimile transmission or, if mailed, three (3) days after the date of deposit in the United States mails, or if sent by express mail, the next business day, as follows:
If to the Company or the Operating Partnership:
Summit Hotel Properties, Inc.
2701 South Minnesota Avenue, Suite 6
Sioux Falls, South Dakota 57105
Facsimile:    (605) 362-9388
Attention:    Daniel P. Hansen, President and Chief Executive Officer
With a concurrent copy (which shall not constitute notice) to:
Hunton & Williams LLP
Riverfront Plaza, East Tower
951 East Byrd Street
Richmond, VA 23219
Facsimile:    (804) 788-8218
Attention:    Edward W. Elmore, Jr.
If to Purchaser:
Six Continents Limited

c/o InterContinental Hotels Group
Three Ravinia Drive, Suite 100
Atlanta, GA 30346
Facsimile:    (770) 604-8551
Attention:    General Counsel
With a concurrent copy (which shall not constitute notice) to:
DLA Piper LLP (US)
One Atlantic Center
1201 West Peachtree Street, Suite 2800
Atlanta, GA 30309-3450
Facsimile:    (404) 682-7800
Attention:    Brian K. Fielden
Any party may, by notice given in accordance with this Section 8.12 to the other party, designate another address, facsimile or person for receipt of notices hereunder; provided, that notice of such a change shall be effective upon receipt.
               8.13. Expenses. Whether or not the transactions contemplated by this Agreement are consummated, the Company and the Operating Partnership, on one hand, and Purchaser, on the other hand, shall, except as otherwise expressly provided herein, pay the costs, fees and expenses incident to its negotiation, preparation, execution, delivery and performance hereof, including the fees and expenses of its counsel, accountants, advisors and other representatives.
               8.14. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
          9. Indemnification; Contribution.
               9.1. Each of the Company and the Operating Partnership, jointly and severally, agrees to indemnify and hold harmless Purchaser and each person, if any, who controls Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or is controlled by or is under common control with Purchaser from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all reasonable investigative, legal and other expenses incurred in connection with, and any and all amounts paid in settlement (in accordance with this paragraph) that arise out of, or are based upon: (a) the Company’s use of a registered trademark that is the exclusive property of Purchaser’s affiliates or disclosure by the Company of the transaction contemplated by this Agreement and the Sourcing Agreement to be executed and delivered by the Company and Purchaser’s affiliate, in either case as used or disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus (each as defined in the Underwriting Agreement); (b) any breach by the Company and the Operating Partnership of any of their respective representations, warranties and agreements made to Purchaser in this Agreement; (c) any untrue statement or alleged untrue statement of a material fact contained in the Resale Shelf Registration Statement

(as defined in Section 12.1 below) or any amendment thereof, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement, alleged untrue statement, omission or alleged omission based upon information furnished to the Company by Purchaser for use therein; or (d) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or prospectus forming a part of the Resale Shelf Registration Statement or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement, alleged untrue statement, omission or alleged omission based upon information furnished to the Company by Purchaser for use therein; provided, in no case shall the Company and the Operating Partnership be liable to the indemnified parties pursuant to clause (b) of this Section 9 for an amount that in the aggregate exceeds the Purchase Price for the Shares issued and sold hereunder; provided, further, that this indemnity agreement will be in addition to any liability that the Company and the Operating Partnership might otherwise have.
               9.2. Purchaser agrees to indemnify and hold harmless the Company, the Operating Partnership and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or is controlled by or is under common control with the Company from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all reasonable investigative, legal and other expenses incurred in connection with, and any and all amounts paid in settlement (in accordance with this paragraph) that arise out of, or are based upon any untrue statement, or alleged untrue statement, omission or alleged omission based upon information furnished to the Company by Purchaser for use in the Resale Shelf Registration Statement or any amendment thereto or any preliminary prospectus or prospectus forming a part of such Resale Shelf Registration Statement or any amendment or supplement thereto; provided, this indemnity agreement will be in addition to any liability that Purchaser might otherwise have.
               9.3. If for any reason the foregoing indemnification is either unavailable or insufficient to hold harmless an indemnified party in respect to any loss, claim, liability, expense or damage referred to herein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, liability, expense or damage in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact related to information supplied by the indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person or entity determined to have committed a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

               9.4. Any party that proposes to assert the right to be indemnified under this Section 9 in connection with a claim by a third party will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its prior written consent, such consent not to be unreasonably withheld or delayed. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding and does not obligate the indemnified party to take any action, or refrain from taking any action that it would otherwise be legally entitled to take.
          10. Termination. This Agreement shall be terminated prior to the consummation of the transactions contemplated hereby if prior to the closing of the IPO, the Underwriting Agreement is terminated pursuant to its terms. Purchaser may also terminate this Agreement prior to the consummation of the transactions contemplated hereby (a) if the Closing has not occurred within 180 days following the date hereof unless otherwise agreed to by the parties hereto or (b) upon a material breach of the representations and warranties or covenants of the Company and the Operating Partnership contained herein. In the event of any termination of this Agreement, this Agreement shall become null and void and have no effect, without any liability to any person in respect hereof on the part of any party hereto, except for such liability resulting from such party’s breach of this Agreement prior to such termination.
          11. Lock-Up Agreement.
               11.1. Purchaser agrees that, during a period of one year from the date of the Closing (the “Lock Up Period”), Purchaser will not, without the prior written consent of the Company, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Common Stock, including the Shares, or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by Purchaser or with respect to which Purchaser has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act with respect to any of the foregoing (collectively, the “Lock Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock, including the Shares, or other securities, in cash or otherwise. The foregoing restrictions shall not apply to transfers of Lock Up Securities by Purchaser to any affiliate (as defined in Rule 501(b) under the Securities Act) of Purchaser, provided such affiliate agrees in writing with the Company to be bound by the terms of this Section 11 for the remainder of the Lock Up Period (as the same may be extended in accordance with Section 11.2 below.

               11.2. Notwithstanding the foregoing, if (a) during the last 17 days of the Lock Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (b) prior to the expiration of the Lock Up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16 day period beginning on the last day of the Lock Up Period, the restrictions imposed by this Section 11 shall continue to apply until the expiration of the 18 day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Company waives such extension. Purchaser hereby acknowledges and agrees that the Company has agreed to provide a written notice of any such extension of the Lock Up Period pursuant to Section 8.12 above. Purchaser further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Section 11 during the period from the date of the Closing to and including the 34th day following the expiration of the initial Lock Up Period, Purchaser will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock Up Period (as may have been extended) has expired. Purchaser agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock Up Securities except in compliance with the foregoing restrictions.
          12. Registration Rights.
               12.1. Resale Shelf Registration. The Company agrees to register the resale of the Shares under the Securities Act by including the Shares in the first registration statement filed by the Company with the Securities and Exchange Commission (the “Commission”) covering the resale of the “Redemption Shares” (as defined in the Partnership Agreement) (such registration statement is referred to herein as the “Resale Shelf Registration Statement”). In connection therewith, the Company shall: (a) use commercially reasonable efforts to have the Resale Shelf Registration Statement be declared effective under the Securities Act; (b) register or qualify the Shares under the securities or blue sky laws of such jurisdictions within the United States as required by law, and do such other reasonable acts and things as may be required of it to enable Purchaser to consummate the sale or other disposition in such jurisdictions of Shares, provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or consent to a general or unlimited service or process in any jurisdictions in which it would not otherwise be required to be qualified or so consent or (ii) qualify as a dealer in securities; and (c) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission in connection with the Resale Shelf Registration Statement, including supplementing or amending the Resale Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act or rules and regulations thereunder for the Resale Shelf Registration Statement. In connection with and as a condition to the Company’s obligations with respect to the filing of the Resale Shelf Registration Statement, Purchaser agrees with the Company that: (x) it will provide in a timely manner to the Company such information with respect to Purchaser as reasonably required to complete such Registration Statement or as otherwise required to comply with applicable securities laws and regulations; and (y) it will not offer or sell the Shares pursuant to such Registration Statement until the Shares have been included in such Registration Statement and Purchaser has received notice that such Registration Statement, or any post-effective amendment thereto, has been declared effective by the Commission, such notice to have been satisfied by the posting by the Commission on www.sec.gov of a notice of effectiveness.
               12.2. Listing of the Shares. The Company shall, at its expense and as necessary to permit the registration and resale of the Shares pursuant to the Resale Shelf Registration Statement, list the Shares on the Exchange or any other national securities exchange on which the shares of Common Stock are then listed.
               12.3. Registration Not Required. Notwithstanding the foregoing, the Company shall not be required to file or maintain the effectiveness of the Resale Shelf Registration Statement after the first date upon which, in the opinion of counsel to the Company, all of the shares of Common Stock covered by the Resale Shelf Registration Statement, including the Shares, could be sold by the holders thereof either: (a) pursuant to Rule 144 under the Securities Act, or any successor rule thereto (“Rule 144”) without limitation as to amount or manner of sale; or (b) pursuant to Rule 144 in one transaction in accordance with the volume limitations contained in Rule 144(e).
               12.4. Allocation of Expenses. The Company and the Operating Partnership shall pay all expenses in connection with the registration of the Shares pursuant to the Resale Shelf Registration Statement; provided, however, neither the Company nor the Operating Partnership shall be liable for (i) any discounts or commissions to any underwriter or broker attributable to the resale of the Shares, or (ii) any fees or expenses incurred by Purchaser in connection with such registration that, according to the written instructions of any regulatory authority, neither the Company nor the Operating Partnership is permitted to pay.
[Remainder of page intentionally left blank. Signature page follows.]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SUMMIT HOTEL PROPERTIES, INC.

By:	/s/ Daniel P. Hansen

Name:	Daniel P. Hansen
Title:	President and Chief Executive Officer

SUMMIT HOTEL OP, LP

By:	SUMMIT HOTEL GP, LLC, its General Partner

By:	SUMMIT HOTEL PROPERTIES, INC., its Sole Member

By:	/s/ Daniel P. Hansen

Name:	Daniel P. Hansen
Title:	President and Chief Executive Officer

SIX CONTINENTS LIMITED

By:	/s/ Travis D. Ray, attorney-in-fact

Name:	Travis D. Ray
Title:	Attorney-in-Fact
[Signature Page to Stock Purchase Agreement between
Summit Hotel Properties, Inc. and Six Continents Limited]